Exhibit 10.33

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this “Agreement”) is entered into as of June 19, 2025 (the “Effective Date”), by and between Nukkleus Inc., a Delaware corporation (“NUKK” or the “Company”), and East Asia Technology Investments Ltd. (“East Asia”) and PALM Global Technologies Limited (“Palm”)

NUKK, East Asia and Palm may be collectively referred herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Company previously signed LOI with Palm to facilitate different business activities between the parties;

WHEREAS, the Company previously issued to East Asia (i) the Senior Unsecured Promissory Note, dated as of August 1, 2024 (the “Note”), and (ii) the Stock Purchase Warrant (the “Warrant”), each as more fully described in the Securities Purchase Agreement defined below;

WHEREAS, East Asia has entered into that certain Securities Purchase Agreement, dated as of June 19, 2025 (the “Securities Purchase Agreement”), pursuant to which East Asia has sold, assigned, transferred and conveyed to the buyer therein all of East Asia’s right, title and interest in and to the Note and the Warrant;

WHEREAS, the transactions contemplated by the Securities Purchase Agreement have been completed (the “Closing”);

WHEREAS, following the Closing, the Parties desire to mutually release each other from any and all claims, obligations, liabilities, and causes of action that may exist between them arising out of or relating to their business relationship, including without limitation those arising from or relating to the Note, the Warrant, and any other agreements, arrangements, or dealings between the Parties; and

WHEREAS, the Parties believe it is in their mutual best interests to enter into this Agreement to provide for a complete and final resolution of all matters between them.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	MUTUAL RELEASE

1.1.	Release by NUKK

Effective as of the Effective Date, NUKK, on behalf of itself and its successors, assigns, affiliates, subsidiaries, parent companies, officers, directors, employees, agents, representatives, attorneys, heirs, executors, administrators, and all persons acting by, through, under, or in concert with any of them (collectively, the “NUKK Releasing Parties”), hereby forever releases, discharges, and holds harmless East Asia and its successors, assigns, affiliates, subsidiaries, parent companies, officers, directors, employees, agents, representatives, attorneys, heirs, executors, administrators, and all persons acting by, through, under, or in concert with any of them (collectively, the “East Asia and Palm Released Parties”) from any and all claims, demands, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and any other liabilities whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which the NUKK Releasing Parties ever had, now have, or hereafter can, shall, or may have against the East Asia Released Parties arising out of, based upon, or relating to any matter, cause, or thing whatsoever occurring on or before the Effective Date, including without limitation:

(a)	Any claims or potential claims arising out of or relating to the Note, the Warrant, or any other debt, equity, or hybrid securities issued by NUKK to East Asia;

(b)	Any claims or potential claims made by Palm Global Technologies Limited;

(c)	Any claims or potential claims arising out of or relating to any investment by East Asia or any of its affiliates in NUKK or any of its securities;

(d)	Any claims or potential claims arising out of or relating to any agreements, arrangements, understandings, or dealings between the Parties, whether written or oral;

(e)	Any claims or potential claims arising out of or relating to any board service, advisory services, or other services provided by East Asia or its representatives or affiliates or instructed by East Asia to be provided to NUKK, including attorneys, auditors and accountants;

(f)	Any claims or potential claims for breach of contract, breach of fiduciary duty, fraud, misrepresentation, negligence, or any other tort or statutory claims; and

(g)	Any claims or potential claims for damages, losses, costs, expenses, or attorneys’ fees.

1.2.	Release by East Asia and Palm.

Effective as of the Effective Date, East Asia and Palm, on behalf of them and their successors, assigns, affiliates, subsidiaries, parent companies, officers, directors, employees, agents, representatives, attorneys, heirs, executors, administrators, and all persons acting by, through, under, or in concert with any of them (collectively, the “East Asia Releasing Parties”), hereby forever release, discharge, and hold harmless NUKK and its successors, assigns, affiliates, subsidiaries, parent companies, officers, directors, employees, agents, representatives, attorneys, heirs, executors, administrators, and all persons acting by, through, under, or in concert with any of them (collectively, the “NUKK Released Parties”) from any and all claims, demands, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and any other liabilities whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which the East Asia and Palm Releasing Parties ever had, now have, or hereafter can, shall, or may have against the NUKK Released Parties arising out of, based upon, or relating to any matter, cause, or thing whatsoever occurring on or before the Effective Date, including without limitation

(a)	Any claims or potential claims arising out of or relating to the Note, the Warrant, or any other debt, equity, or hybrid securities issued by NUKK to East Asia;

(b)	Any claims or potential claims made by Palm Global Technologies Limited;

(c)	Any claims or potential claims arising out of or relating to any investment by East Asia in NUKK or any of its securities;

(d)	Any claims or potential claims arising out of or relating to any agreements, arrangements, understandings, or dealings between the Parties, whether written or oral;

(e)	Any claims or potential claims arising out of or relating to any board service, advisory services, or other services provided by East Asia or by Palm or their representatives or instructed by East Asia or by Palm to be provided to NUKK, including attorneys, auditors and accountants;

(f)	Any claims for breach of contract, breach of fiduciary duty, fraud, misrepresentation, negligence, or any other tort or statutory claims; and

(g)	Any claims for damages, losses, costs, expenses, or attorneys’ fees.

1.3.	Exceptions to Release.

Notwithstanding the foregoing releases, the releases set forth in Sections 1.1 and 1.2 shall not apply to:

(a)	Any obligations of the Parties under this Agreement;

(b)	Any claims arising out of willful fraud or criminal conduct; and

(c)	Any rights or obligations that may arise after the Effective Date that are unrelated to the subject matter of this Agreement.

2.	ACKNOWLEDGMENT OF TRANSFER.

The Parties acknowledge and agree that, pursuant to the Securities Purchase Agreement, East Asia has transferred all of its right, title, and interest in and to the Note and the Warrant, and that East Asia has no further rights, interests, or claims with respect to the Note or the Warrant.

3.	NO ADMISSION OF LIABILITY

This Agreement is entered into for the purpose of avoiding the costs and uncertainties of litigation and is not intended as and shall not be construed as an admission of liability or wrongdoing by either Party.

4.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that:

(a)	It has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b)	The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action;

(c)	This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable in accordance with its terms;

(d)	No consent, approval, authorization, or other action by, or filing with, any governmental authority or third party is required for the execution, delivery, or performance of this Agreement by such Party; and

(e)	The execution, delivery, and performance of this Agreement will not violate any law, regulation, or order applicable to such Party or any agreement to which such Party is bound.

5.	CONFIDENTIALITY

Each Party agrees to keep the terms and conditions of this Agreement confidential and not to disclose them to any third party, except (a) as required by law or legal process, (b) to such Party’s attorneys, accountants, and other professional advisors who need to know such information and who are bound by confidentiality obligations, or (c) with the prior written consent of the other Party.

6.	MISCELLANEOUS

6.1.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

6.2.	Jurisdiction and Venue.

Any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in Delaware, and each Party hereby consents to the jurisdiction of such courts and waives any objection to venue therein.

6.3.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between the Parties relating to such subject matter.

6.4.	Amendment.

This Agreement may not be amended, modified, or supplemented except by a written instrument signed by both Parties.

6.5.	Severability.

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect.

6.6.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF), or other electronic transmission, and any counterpart so delivered shall be deemed to have been duly and validly delivered.

6.7.	Survival

The provisions of this Agreement shall survive the execution and delivery hereof and shall remain in full force and effect.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NUKKLEUS INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

EAST ASIA TECHNOLOGY INVESTMENTS LTD

By:	/s/ Ben White
Name:	Ben White
Title:	Director

PALM Global Technologies Limited

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Global Developmemt Director